UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 3)

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) November 8, 2011

CONTINUITYX SOLUTIONS, INC.
(Exact name or registrant as specified in its charter)

Delaware	4841	27-2701563
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

ContinuityX Solutions, Inc.
610 State Route 116
Metamora, IL 61548
(Address of Principal Executive Offices, Including Zip Code)

309-367-2800
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Acquisition Agreement with Continuity X Inc.

ContinutityX Solutions, Inc., formerly known as EDUtoons, Inc. ("We", "Us", "Our" or the "Company"), a Delaware corporation, entered into an acquisition agreement dated November 8, 2011 with Continuity X, Inc. (Continuity), a Delaware corporation, and the stockholders of Continuity.  The agreement provided for the Company to exchange an aggregate of seven million three hundred thousand (7,300,000) shares of the Company’s stock in exchange for all outstanding shares of Continuity.

The Acquisition Agreement contains customary terms and conditions for a transaction of this type, including representations, warranties and covenants.  Please see Item 2.01 below for additional information with respect to this agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets

Closing of Acquisition Agreement

On November 8, 2011, we executed an acquisition agreement dated November 8, 2011 (the “Acquisition Agreement”) with the shareholders of Continuity and simultaneously closed with respect to the Acquisition Agreement (the “Closing”). Initial discussions commenced between representatives of the Company and Continuity in late July, 2011.  Following a period of time during which no action was taken by the Company, renewed discussions with Continuity commenced in September, 2011 with the structure of the transaction being finalized in the end of October, 2011.  At the Closing, we acquired one hundred (100%) of the issued and outstanding common shares of Continuity from the stockholders of Continuity (the “Continuity Stockholders”) in exchange for seven million three hundred thousand (7,300,000) shares of the common stock of the Company.  However, the stockholders who are designated in the chart on page 14, agreed to cancel one million five hundred thousand (1,500,000) shares of the shares being received resulting in only five million eight hundred thousand (5,800,000) shares being issued, constituting approximately sixty-six (66%) percent of our Common Stock issued and outstanding as of November 8, 2011.  All previously outstanding shares of Continuity stock are now owned by the Company resulting in Continuity being a wholly-owned subsidiary of the Company.

The Acquisition Agreement contains customary terms and conditions for a transaction of this type, including representations, warranties and covenants.  These representations, warranties and covenants included representations by both corporations that they had the authority to enter into an agreement of this type and were in compliance with applicable laws.  The agreement also contained a material change clause in which both the Company and Continuity warranted and represented that neither had had a material adverse change to its financial condition, operations, results of operations, or future prospects since inception which had not been disclosed.  In addition, the Company agreed that, following the acquisition, we would file a Form 8-K with the Securities and Exchange Commission and amend our Articles of Incorporation to change our name to ContinuityX Solutions Inc., increase the authorized number of shares and affect a forward stock split of an amount to be determined later by the Company’s directors and stockholders.

Approval by the stockholders of the Company was not required for the Acquisition Agreement pursuant to Delaware law.

We filed a Certificate of Amendment to our Certificate of Incorporation with the Delaware Secretary of State on December 28, 2011 to do the following:

A.	Change our name to “ContinuityX Solutions, Inc.”,

B.	Increase the number of our authorized shares of common stock from 10,000,000 to 200,000,000,

C.	Implement a forward stock split of thirteen and three hundred thirty-three thousandths (13.333) shares for each one (1) share issued and outstanding and

D.	Authorize 25,000,000 shares of preferred stock which may have anti-dilutive rights

The effect of the Acquisition Agreement is such that effectively a reorganization of the entities has occurred for accounting purposes and is deemed to be a reverse acquisition. Subsequent to the Closing pursuant to the Acquisition Agreement, the financial statements presented are those of the combined Continuity and the Company, as if the Acquisition Agreement had been in effect retroactively for all periods presented. Immediately following the closing pursuant to the Acquisition Agreement, Continuity and its stockholders had effective control of the Company, even though the Company has acquired Continuity. For accounting purposes, Continuity will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction will be treated as a recapitalization of the Company, i.e., a capital transaction involving the issuance of shares by the Company for the shares of Continuity. Accordingly, the combined assets, liabilities and results of operations of Continuity became the historical financial statements of the Company at the closing of the Acquisition Agreement, and the Company’s assets, liabilities and results of operations have been consolidated with those of Continuity commencing as of November 8, 2011, the date of the Closing. No step-up in basis or intangible assets or goodwill will be recorded in this transaction. As this transaction is being accounted for as a reverse acquisition, all direct costs of the transaction have been charged to additional paid-in capital. All professional fees and other costs associated with the transaction have been charged to additional paid-in-capital.  The Company has determined to continue to utilize June 30 as the end of its fiscal year.

DESCRIPTION OF OUR BUSINESS

Forward Looking Statements

Forward-looking statements are based upon the beliefs of our management, as well as assumptions made by, and information currently available to, our management.  When used in this report, the words “estimate,” “project,” “believe,” “anticipate,” “intend,” “expect” and similar expressions are intended to identify forward-looking statements.  These statements reflect our current views with respect to future events and are subject to risks and uncertainties which may cause our actual results to differ materially from those contemplated in our forward-looking statements.  We caution you not to place undue reliance upon such forward-looking statements, as our results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in the risk factors section and elsewhere in this report.  Any such statements are representative only as of the date of this report.  We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances subsequent to the date of this report or to reflect the occurrence of unanticipated events, except for such updates to this report as are required by federal securities laws and such periodic reports as are required pursuant to the Securities Exchange Act of 1934, as amended.

History and Development (Organization within Last 5 Years)

The Company was incorporated under the laws of the State of Delaware on April 28, 2010.  Our initial business purpose was to provide education for children by producing one-minute, three-minute and five-minute educational cartoons, which were intended to serve as both an education tool and counter-balance to the, at times, violent and age-inappropriate nature of cartoons and programming directed at children.  We intended to provide a useful education format for school children and intended to market our cartoon segments to television programmers, as well as to education institutions in order to enable teachers to expose their students to a new learning format while keeping it fun at the same time.  Management has determined not to continue the Company’s initial intended business purpose.

On November 1, 2011, the Company issued three million (3,000,000) shares of the Company’s common stock pursuant to its Initial Public Offering (“IPO”) for an aggregate purchase price of one hundred fifty thousand ($150,000) dollars, pursuant to a Registration Statement on Form S-1 filed by the Company with the Securities and Exchange Commission (“SEC”), having an effective date of May 5, 2011 (the “Registration Statement”).  The three million (3,000,000) shares issued pursuant to the IPO were purchased by a total of seven (7) investors, all of whom were ContinuityX, Inc. stockholders, for a price of five ($0.05) cents per share.  A total of one hundred fifty thousand ($150,000) dollars was raised.  The IPO closed on November 1, 2011 and the shares were delivered the next day.  Simultaneously, Continuity purchased three million two hundred fifty thousand (3,250,000) shares of common stock, par value of $0.001 per share, of the Company for an aggregate purchase price of twenty five thousand ($25,000) dollars. The amounts of shares referred to in this paragraph do not reflect the forward stock split and stock dividend enacted by the Company on December 28, 2011 and January 27, 2012 respectively.

Prior to the IPO, the Company had twenty-eight (28) stockholders including Eileen Russell, the President at that time, and former executive officer Charlotte Kelly Veal, (the “Pre-IPO Stockholders”).  Upon the decision of the Company to engage in a reverse acquisition of Continuty, all Pre-IPO Stockholders determined that they did not wish to continue as stockholders of the Company.  Accordingly, immediately after the closing of the IPO, the Company redeemed the shares of Continuity’s common stock owned by the Pre-IPO Stockholders (the “Redemption”) for an aggregate cost of $82,500.

On November 1, 2011, Eileen Russell, President, CEO, Treasurer and a Director, appointed David Godwin and Anthony Roth as Directors of the Company.  Ms. Russell then resigned as Director and from all of her positions as an officer and director of the Company.

Mr. Godwin is the President, Chief Executive Officer and a Director of the Company and Mr. Roth is the Executive Vice President, Chief Financial Officer, Corporate Secretary and a Director of the Company.  Accordingly, Mr. Godwin and Mr. Roth are currently our sole directors and officers.

The Company has not been involved in any bankruptcy, receivership or similar proceeding.

ContinuityX, Inc.

Continuity was incorporated on March 25, 2011, pursuant to the laws of the State of Delaware.  Continuity is in the business of providing consultation and expertise in the discovery, acquisition, implementation and management of network, disaster recovery, voice and voice over internet protocol (voip), project design, management, and monitoring.  Specializing in finance, health, manufacturing, and large-scale distribution, Continuity will act as a solutions provider and channel partner in that it will partner with manufacturers to market and sell the manufacturer's products, services, and/or technologies.  Continuity has business relationships with many companies including, but not limited to, being a “Premier Solutions Provider” for AT&T and as a XO Communication ”Business Partner”.  The standard consulting agreement utilized by Continuity is for a term of one year or less, is cancelable upon 30 days notice, and provides for compensation for sales which result from such relationship.

On July 5, 2011 Continuity and Highland Global Partners, Inc. (“Highland”) entered into a consulting agreement pursuant to which Highland agreed to provide to Continuity consulting services from time to time during the twelve (12) month term of the agreement in exchange for twenty-five million (25,000,000) shares of common stock of Continuity based upon there being forty-eight million (48,000,000) shares of Continuity issued and outstanding prior to such issuance.

Continuity has brought together a collaboration of seasoned technical sales, marketing and operations experts, combined with certified engineers and technology programmers and IT specialists.

Continuity currently has 23 full-time employees consisting of two executive officers, eleven sales personnel including business development, six operations personnel (Datacenters, Networks, Computers, Management) and four general administrative personnel.

Our corporate headquarters are located at 610 State Route 116, Metamora, IL 61548.  We lease this space for a monthly rent of $1,200 with a lease term through July 31, 2016.

We have a satellite office in Marlborough, Massachusetts.  We lease this space for a monthly rent of $778.  The original term runs through September 30, 2012 with an option, exercisable by Continuity, to renew the lease for a one-year term.

Government Regulation

Management believes that the Company is not subject to any specific governmental regulation due to the nature of its intended business.

Competition

We believe our main competitors are the companies set forth below:

•	Accenture Consulting
o
Accenture is a global management consulting, technology consulting and technology outsourcing company headquartered in New York City. According to its Yahoo Finance profile it is the largest consulting firm in the world and is a Fortune Global 500 company.  According to Accenture’s website, as of September 2011, Accenture had more than 211,000 employees across 120 countries.

•	IBM Consulting
o
IBM Global Services is the information technology and business services arm of International Business Machines and operates in about 170 countries, providing a comprehensive range of enterprise IT and consulting services to commercial and public sector clients.  According to IBM’s website, IBM Global Services started in the spring of 1991, with the aim towards helping companies manage their IT operations and resources.  IBM Global Business Services “GBS” is the professional services arm of Global Services, including management consulting, systems integration, and application management services. GBS is also the highest revenue earning division of IBM.

•	Deloitte & Touche IT Consults
o
Deloitte (“Deloitte”) assists clients by providing services in the areas of enterprise applications, technology integration, strategy & operations, human capital, and short-term outsourcing.  Deloitte is the largest private professional services organization in the world.  According to Deloitte’s website, as of 2010 Deloitte has approximately 170,000 staff in more than 140 countries, delivering audit, tax, consulting, enterprise risk and financial advisory services through its member firms.

INTELLECTUAL PROPERTY

We intend to apply for trademark protection for the mark “ContinuityX” in various trademark classes in which we operate.

RISK FACTORS

Our business and operations involve numerous risks, some of which are beyond our control which may affect future results and the market price of our common shares. In any such case, the market price of our common shares could decline, and investors may lose all or part of their investment. The following discussion highlights all material risks known to us.

Risks With Respect to Our Business

We have a limited operating history.

ContinuityX, Inc., which we acquired on November 8, 2011, was incorporated on March 25, 2011.  As such, our business must be evaluated in view of the risks and uncertainties associated with a start-up business.  There can be no assurance that the revenues of ContinuityX will continue or grow.  We may incur losses on a quarterly or annual basis for a number of reasons both within and outside our control.  The growth of our business and ability to generate revenue will rely greatly upon our ability to execute our business plan.  However there can be no assurance that we will be able to successfully implement our business plan or continue to generate revenues.

Competition could substantially impair our business and our operating results.

Competition in our business is intense.  We are engaging in a business similar to several major corporations.  Most of the financial and technical resources, name recognition, market access, commercial connections, and capabilities of each of our competitors far exceed ours.  In view of our limited history, lack of capital and number of personnel, it will be difficult for us to gain market access, and if we do develop a successful service, one or more of these companies may develop a similar or superior service within a short time.

We are dependent upon key personnel.

Messrs. David Godwin and Anthony G. Roth are critical to our operations. If we were to lose the services of either of them, it could have a material adverse effect upon our business.  The Company is considering obtaining Key Person life insurance on Mr. Godwin and Mr. Roth.  To date no Key Person Life Insurance policy has been obtained upon the lives of Messrs. Godwin or Roth and there can be no assurance as to the availability or cost of such a policy upon the lives of either of Messrs. Godwin or Roth.

Our directors and officers will have substantial influence over our operations and control substantially all business matters.

Currently, our two directors are also our two executive officers.  We will not benefit from the multiple judgments which a greater number of directors or officers may provide, and we rely completely upon the judgment of such people in making business decisions, without the assistance of any outside directors on matters which require the judgment of the Board of Directors.

We will need financing to develop our business and to meet our capital requirements.

We will need financing to develop our business and meet our capital requirements.  We currently have no arrangements to obtain financing and we will be dependent upon sources such as:

·	funds from private sources such as, loans from stockholders and private placements,
·	funds from public offerings, and
·	future earnings.

Financing may only be available, if at all, upon terms which may not be commercially advantageous. If adequate funds are not available from operations or additional sources of financing, our business will be materially adversely affected.

We have received substantially all of our revenues from one service provider.

As of March 31, 2012, approximately eighty-nine (89%) percent of our revenues were derived from one entity, AT&T, Inc. (“AT&T”).  AT&T has designated us as a “Premier Service Provider”.  If, for any reason this relationship terminates, management believes it will be able to utilize other service providers for its customers.  There can be no assurance that any such termination will not disrupt our business activities and cash flow.

Our primary bank account which receives a substantial portion of our revenues is under the control of another party.

The bank account into which substantially all of our revenues are deposited  is under the exclusive control of Forest Capital, LLC.  This account receives the payments from two of our service providers, including AT&T, which, to date, has been our primary source of revenues, and serves as collateral for $3,000,000 in account receivables pledged to Forest Capital by Continuity.  We have two other accounts which receive revenues from other sources as well as the payments from accounts receivable in excess of what is owed to Forest Capital, LLC under our factoring agreement.

If we cannot consistently generate positive cash flows or raise sufficient capital then we will not realize our growth potential and the business could suffer financially.

We are attempting to grow while maintaining costs. However, we expect to require increasing cash flows to finance our needs in the marketplace. To finance growth, we will need to raise capital to fund infrastructure needs, expand our service offerings and implement more aggressive sales, marketing and advertising programs.  However, if we are not successful in raising additional capital, we will not meet our projections for growth and sales could be adversely affected due to loss of customers.

Risks With Respect to Our Shares of Common Stock

We have never paid dividends on our common stock.

We have never paid dividends on our common stock, and there can be no assurance that we will have sufficient earnings to pay any dividends with respect to our common stock.  Moreover, even if we have sufficient earnings, we are not obligated to declare dividends with respect to the common stock.  The future declaration of any cash or stock dividends will be in the sole and absolute discretion of the Board of Directors and will depend upon our earnings, capital requirements, financial position, general economic conditions and other pertinent factors.  It is also possible that the terms of any future debt financing may restrict the payment of dividends.  We presently intend to retain earnings, if any, for the development and expansion of our business.

There can be no assurance that our common stock will ever be quoted on any market or traded on national securities exchanges or markets.

Our common stock has received approval from FINRA to be listed but is not yet traded.  Until such time as our common stock is traded upon any securities exchanges or markets, of which there can be no assurance, accurate quotations as to the market value of our securities may not be possible.  Sellers of our securities are likely to have more difficulty disposing of their securities than sellers of securities which are listed upon any of the several NASDAQ markets, the New York Stock Exchange, the American Stock Exchange, or one of the other national securities exchanges or markets.

Although we intend to make arrangements for our common stock to be traded upon a public market, such as the OTC Bulletin Board or the Pink Sheets, there can be no assurance that we would be successful in having our common stock quoted on OTC Bulletin Board or any other public markets, or that if so quoted, that our common stock would thereafter increase in value.

Even if public markets do develop, the volume of trading in our common stock will presumably be limited and likely dominated by a few individuals. The limited volume, if any, will make the price of our common stock subject to manipulation by one or more stockholders and will significantly limit the number of shares that one can purchase or sell in a short period of time. An investor may find it difficult to dispose of his, hers or its securities.

We became a publicly traded company through the acquisition of a public shell company, and we could face repercussions as a result thereof.

We face risks associated with being a former public shell company. The current regulatory environment does not look favorably upon reverse acquisitions which could adversely affect our stockholders.

SELECTED FINANCIAL DATA

As a “smaller reporting company” as defined by Item 10 of Regulation S-K, Continuity is not required to provide information required by this Item.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following is a discussion of our financial condition and results of operations for the period ended September 30, 2011(unaudited).You should consider the foregoing when reviewing the consolidated financial statements and this discussion. You should read this section together with the consolidated financial statements including the notes to those financial statements for the period mentioned above. This discussion includes forward-looking statements which, although based on assumptions which management considers reasonable, are subject to risks and uncertainties. Additionally, refer to the section on page 3 of this Form 8-K regarding forward-looking statements. The actual results and timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” and elsewhere in this report.

Results of Operations (For the three months ending September 30, 2011) (unaudited)

SERVICES	$1,018,566

COST OF SERVICES	212,816

GROSS PROFIT	805,750

OPERATING EXPENSES
TOTAL OPERATING EXPENSES	963,812
LOSS FROM OPERATIONS	(158,062)

OTHER INCOME (EXPENSES)
Interest Income	73
Interest expense	(21,591)
TOTAL OTHER INCOME (EXPENSES)	(21,518)

LOSS BEFORE INCOME TAXES	(179,580)

PROVISION FOR INCOME TAXES
TOTAL PROVISION FOR INCOME TAXES	(69,525)
Net Loss	$(110,055)

Loss per share	$(1.10)
Weighted average shares	100,000

Liquidity and Capital Resources

As of September 30, 2011, we had a working capital deficit of $1,088,530.  We finance our day to day operations through financing our accounts receivable and working capital from revenues.  We intend to expand operations to generate cash flow and to raise funds through either borrowing funds or selling equity.  At the present time, we have not made any determination with respect to either borrowing funds or selling equity.

Activity for the three month period ending September 30, 2011 is as follows:

•	Cash collected from customers – $1,080,799.20
•	Cash paid to suppliers – $212,816.02
•	Cash paid for management services – $304,603.29
•	Cash paid for other selling, general & administrative costs – $407,072.50

Our revenues (gross services) for the three month period ending September 30, 2011 were $1,018,566.

We have borrowed money from certain individuals who are officers and/or stockholders of the Company.  The parties, and a summary of the terms and conditions, of those agreements are as follows:

1.
Loans from Gary Elliston.  As of September 30, 2011, the Company owed an aggregate of $287,000 in principal and $31,306 in accrued interest to Mr. Elliston from loans with maturity dates ranging from September 30, 2011 to November 30, 2011.

2.
Loans from Anthony Roth.  As of September 30, 2011, the Company owed an aggregate of $101,945 in principal and $4,771 in accrued interest to Mr. Roth from loans and deferred compensation to Mr. Roth from loans with maturity dates ranging from September 30, 2011 to November 30, 2011.

3.
David Godwin.  As of September 30, 2011, the Company owed an aggregate of $127,000 in principal and $1,553 in accrued interest from loans and deferred compensation to Mr. Godwin which are due as of January 15, 2012.

Pursuant to a Master Factoring Agreement dated September 6, 2011 by and between Continuity and Forest Capital LLC (“Forest Capital”), as last amended on April 24, 2012 (the “Factoring Agreement”), Forest Capital has agreed to purchase up to the aggregate amount of $3,000,000 dollars of certain accounts receivable from Continuity in exchange for an advance against those assigned receivables of 70%.  Forest Capital receives 1.5 percent of each account receivable assigned as well as interest at an annual rate of 12.75%.  In accordance with FASB ASC 860, the Company accounted for the sale of accounts receivable pursuant to the Factoring Agreement as a secured borrowing with a pledge of the subject receivables as collateral.  All factoring fees and interest charges from the Factoring Agreement are included as service and bank charges in our financial statements.

Pursuant to a Deposit Account Control Agreement which Continuity entered into with Forest Capital to which JP Morgan Chase Bank (“JP Morgan”) is a party, Forest Capital was granted, as collateral for up to $3,000,000 in Continuity’s accounts receivable sold to Forest Capital, a security interest in a bank account held by Continuity with JP Morgan.  Forest Capital was given exclusive control of the account with JP Morgan.  The Account receives the proceeds from AT&T which, as of September 30, 2011, has been our primary source of revenues.   We maintain two additional bank account which receive revenues from other sources as well as the remaining balance of accounts receivable transferred to us from Forest Capital under the Master Factoring Agreement.

Off-Balance Sheet Arrangements

We have not engaged in any off-balance sheet arrangements as defined in Item 303(c) of SEC Regulations.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

As a “smaller reporting company” as defined by Item 10 of Regulation S-K, the Company is not required to provide information required by this Item.

PROPERTIES

We presently have no agreements to acquire any properties, and have no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, entities primarily engaged in real estate activities.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information with respect to the beneficial ownership of the Company’s common stock as of June 30, 2012 by:

●	each person who is the owner of more than 5% of the Company’s common stock outstanding after the closing of the Acquisition described in Item 2.01;
●	each person who became an executive officer or director of Continuity upon closing of the Acquisition describe in Item 2.01; and
●	all of the Company’s directors and executive officers as a group.

Name and Address of Beneficial Owner	Number of Shares of Common Shares Beneficial Owner- ship		Percentage of Outstanding Common Shares
David Godwin 1004 Thornberry Lane Metamora, IL 61548	32,400,000	(1)	24.2%
Anthony Roth 14330 Avalon Drive Northborough, MA 01532	20,280,000	(2)	15.1%
Gary Elliston 901 Main Street, Suite 3500 Dallas, TX 75202	19,800,000		14.8%
Breckenridge Associates, Inc.* 445 Central Avenue, Suite 366 Cedarhurst, NY 11516	6,684,580		4.99%
Beverly Pomerantz 28 Briarwood Lane Lawrence, NY 11559	7,348,335		5.5%
Elizabeth Rosenfeld 330 Kenridge Road Lawrence, NY 11559	7,348,335		5.5%
Directors and Officers as a Group (2 persons)	52,680,000		39.3%

Please Note: Shares shown reflect Forward Stock Split on December 28, 2011 and Stock Dividend on January 27, 2012.
(1)           This total includes 1,800,000 shares that have been approved to be issued to Mr. Godwin in lieu of compensation but which have not yet been issued.
(2)           This total includes 180,000 shares that have been approved to be issued to Mr. Roth in lieu of compensation but which have not yet been issued.

* David Pomerantz is the sole shareholder of Breckenridge Associates, Inc.

DIRECTORS AND EXECUTIVE OFFICERS

Our Board of Directors consists of Mr. David Godwin who is also our President and Chief Executive Officer and Mr.  Anthony Roth, who is also our Executive Vice President, Chief Financial Officer and Corporate Secretary.

Our present executive officers and directors, their ages and present positions are as follows:

Name	Age	Position	First Year Elected/Appointed
David Godwin	50	President, CEO	2011
Anthony Roth	47	Executive VP, Chief Financial Officer, and Corporate Secretary	2011

All of our directors shall hold office until such time as their successors, if any, have been duly elected and qualified.  All of our directors have currently been appointed to indefinite initial terms and we do not currently intend to elect additional directors or replace any of our current officers and directors.

All of our executive officers shall hold office until the next annual meeting of the Board of Directors and until their successors, if any, have been duly appointed and qualified.

Mr David Godwin has been the President of Continuity since its inception in 2011.  As a technical sales consultant for the Midwest Region of AT&T from 2008 to 2010, Godwin served over 8,000 customers in the National Business Market Group.  Through his technical expertise and extensive industry knowledge he was ranked number one in his position, by AT&T, throughout the US in both sales and customer satisfaction.  His past industry positions with ISI (2006-2008) and AT&T (2008-2010) have provided him the necessary business experience in the continuity, cloud computing and disaster recovery industry.

Godwin obtained his Undergraduate degree from the University of Maryland in 1986 while serving in the United States Army from which he received an Honorable Discharge.

Mr. Anthony Roth has been the Executive Director of Continuity since its inception in 2011.  From 2009 until 2011 Mr. Roth served in a variety of functions including acting as Interim CEO and Director for First Blush Brands, Inc. from March, 2010 to June, 2010.  From February, 2009 to March, 2010, Mr. Roth was interim CEO of Optimum Interactive (USA) Ltd.  While at Optimum Interactive, the Board shut down operations and cooperated with a receiver to dissolve entities and strategically sell assets following wrongful acts by the then controlling shareholder and President of the Corporation.  Mr. Roth continues to serve as a Director and Consultant for Optimum Interactive.

From 2007 to 2009, Mr. Roth has served as CEO of Commerce Planet Inc., an online marketing and e-commerce business.  Mr. Roth received his undergraduate degrees from the University at Illinois in 1986.

From 2000 to 2007, Mr. Roth served as President and CEO of Utix Group, Inc., authorizing a series of five patents in the pre-paid and electronic payments network vertical in association with DISCOVER Payment Network.  Mr. Roth also served as Vice President and Manager of a Merrill Lynch Small Markets Office from 1994 to 1996.

Our directors do not have any family relationships with each other.  However, Mr. Godwin’s wife, Kathy Godwin, has been, and will continue to be, employed by Continuity as Vice President Operations, Channel Management, overseeing vendor and customer operations, which Continuity does not deem to be an Executive Office.

EXECUTIVE COMPENSATION

Continuity has entered into “founders” employment agreements with each of David Godwin and Anthony Roth which they intend to revise upon terms to be agreed upon by each individual and the Board of Directors.

It is contemplated that 1.2 million shares will be issued for Management incentives at the rate of 400,000 shares per year to David Godwin, Anthony Roth, Gary Elliston and other members of Management.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Using the definition of director independence set forth in NASDAQ Marketplace Rule 4200(a)(15), neither David Godwin nor Anthony Roth is considered to be an independent director.

John Fox, the principal of Forest Capital, which has entered into an agreement with the Company to purchase certain accounts receivable from the Company, owns 20,000 shares of the Company.  These shares represent approximately 0.00015% ownership of the Company.

The promoter of EDUtoons was Eileen Russell, its initial President, CEO, Director and largest stockholder who no longer has any interest in, or relationship with, the Company because she has resigned from the Board of Directors and sold all her shares of the Company as of November 1, 2011.  There is no outstanding agreement between the Company and Eileen Russell.

LEGAL PROCEEDINGS

None.

MARKET PRICE OF AND DIVIDENDS ON THE COMPANY'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The Company's common stock has been approved to be quoted by OTC/QB and the OTC Bulletin Board under the symbol CUSX.

 The Company has no plans to declare cash dividends on its common stock in the future and has not declared any since inception. There are no restrictions which limit the ability of to declare cash dividends on its common stock and does not believe that there are any that are likely to do so in the future.

As of June 30, 2012, the Company had 43 holders of common stock. The Company currently has 25,000,000 shares of preferred stock authorized but none has been issued.  The Company anticipates that such preferred shares shall have anti-dilutive rights.  If the Company issues 10,000,000 shares of preferred stock which are convertible into 30,000,000 shares of Common Stock, an example of anti-dilutive rights would provide that if the Company does a reverse split and 100,000,000 shares of Common Stock outstanding are reduced to 50,000,000 shares, the 10,000,000 shares of Preferred Stock would continue to be convertible into the 30,000,000 shares of Common Stock.

RECENT SALES OF UNREGISTERED SECURITIES

See Item 2.01 and Item 3.02.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock, immediately following the closing of the Acquisition, consisted of  10,000,000 shares of common stock, par value $0.001 per share, of which 8,800,000 shares were issued and outstanding as of November 8, 2011.

On December 28, 2011, we amended our Articles of Incorporation.  At that time, we increased the authorized common stock to 200,000,000 shares as well as authorizing 25,000,000 shares of preferred stock.

On December 28, 2011, we also authorized a 13.333 shares for 1 share forward stock split.  On January 27, 2012 we issued a stock dividend of 1.667 shares for every one share owned prior to the December 28, 2011 forward stock split.  As a result of these two actions there were 132,000,000 shares of common stock issued and outstanding as of March 31, 2012.  In addition, the Board of Directors has approved the issuance of 1,800,000 shares of Common Stock to Mr. Godwin and 180,000 shares of Common Stock to Mr. Roth in lieu of unpaid compensation.  These shares have not yet been issued.  Including such shares, the Company has 133,980,000 shares issued and outstanding.  The Company has not issued any preferred shares.

On February 20, 2012, the Company agreed to issue 2,500,000 shares of the Company’s restricted common stock to a consultant as part of his compensation, which were to vest over three years.  The Company has since terminated such consultant services and is currently determining how many shares will be ultimately issued to the consultant

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Management has determined to continue to use Continuity’s existing certifying accountant, EFP Rotenberg, LLP (“Rotenberg”).  Accordingly, on January 12, 2012, the Company, pursuant to action of its Board of Directors approved the engagement of Rotenberg as its certifying accountant.  On January 12, 2012, the Registrant notified Wei, Wei & Co., LLP (“Wei”) that it had determined to change accountants.

During the Company’s two most recent fiscal years and during the subsequent interim period preceding the dismissal of Wei, the Company had no disagreement with Wei on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Wei, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

Wei’s reports on the Company’s financial statements contained no adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that Wei’s Report of Independent Registered Public Accounting firm dated October 12, 2011 concluded that substantial doubts were raised about the Company’s ability to continue as a going concern as a result of the Company then being a start up company subject to substantial business risks and uncertainties, because of which the Company at such time had not generated revenues since inception.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES

The following sets forth information relating to all previous sales of our common stock, which sales were not registered pursuant to the Securities Act.

Since Continuity’s inception on April 28, 2010, we sold the following securities:

1.	In May, 2010, we sold 1,000,000 shares of our common stock to our then Chief Executive Officer and President, Ms. Eileen Russell, for $10,000;

2.
On December 15, 2010, we issued an aggregate of 500,000 shares of our common stock to our then Chief Executive Officer and President, Ms. Eileen Russell, and to our then Vice-President and secretary, Ms. Charlotte Kelly Veal, for services rendered to Continuity by each of them during the month of December, 2010.

We believe that the sales of these securities were considered to be exempt from registration under Section 4(2) of the Securities Act. The purchasers of the securities in such transactions represented their intention to acquire the securities for investment purposes only and not with a view to or for sales in connection with any distribution thereof and appropriate legends were affixed to the certificates for the securities issued in such transactions.

During the period from May 11, 2010 through June 30, 2010, we sold an aggregate of 540,000 shares to 26 investors in exchange for net proceeds of $17,500 in cash pursuant to Section 4(2) of the Securities Act, as amended.  A list of the investors, the amount of stock purchased, and the date(s) of the purchase are listed below:

NAME OF INVESTOR	PRICE PER SHARE	TOTAL SHARES	TOTAL PRICE	DATE(S) PURCHASED
Jaclyn Amsel	$0.05	10,000	$500.00	2010
Kristin J. Angelino	$0.05	10,000	$500.00	2010
Ashmore Associates LLC	$0.05	10,000	$500.00	2010
Rostin Behnam	$0.05	10,000	$500.00	2010
Linda J. Emery	$0.05	10,000	$500.00	2010
Belle B. Faber	$0.05	20,000	$1000.00	2010
Churchill Investment LLC	$0.05	10,000	$500.00	2010
Howard A. Fiorella	$0.05	20,000	$1000.00	2010
Peter J. Gennuso	$0.05	10,000	$500.00	2010
Amy Gillenson	$0.05	20,000	$1000.00	2010
Scott L. Greiper	$0.05	20,000	$1000.00	2010
Maureen K. Heckler	$0.05	10,000	$500.00	2010
HHA Associates LLC	$0.05	10,000	$500.00	2010
Vera O. Kachnykewych	$0.05	20,000	$1000.00	2010
Benjamin J. Kallos	$0.05	10,000	$500.00	2010
Jason Lief	$0.05	10,000	$500.00	2010
Edward L. Odonnell	$0.05	20,000	$1000.00	2010
April Litt Rachmuth	$0.05	10,000	$500.00	2010
Paul A. Rachmuth	$0.05	10,000	$500.00	2010
Mary Ann Rad	$0.05	20,000	$1000.00	2010
Emil A. Rad	$0.05	20,000	$1000.00	2010
Erilyn B. Riley	$0.05	20,000	$1000.00	2010
H. Eileen Russell	$0.05	200,000	$10,000.00	2010
Judith H. Russell	$0.05	10,000	$500.00	2010
J. Samuels Group LLC	$0.05	10,000	$500.00	2010
Vania Wynter	$0.05	10,000	$500.00	2010

The sale of all shares were to “accredited investors” as defined in Rule 501 of Regulation D, promulgated under the Securities Exchange Act of 1934, as amended, pursuant to Rule 506 of Regulation D and are therefore exempt from registration under the Securities Act of 1933 pursuant to Regulation D.  Accordingly, the sales of the shares set forth above were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

All purchasers represented in writing that they acquired the securities for their own accounts.  A legend was placed on the stock certificates stating that the securities have not been registered pursuant to the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption therefrom, but may be sold pursuant to the exemption provided by Section 4(2) of the Securities Act or Rule 144 of the Securities Act.

On November 1, 2011, all of the shares listed above were redeemed by the Company for the aggregate sum of $82,500.

As set forth in Item 2.01, on November 8, 2011 we issued an aggregate of 7,300,000 shares to 10 stockholders of Continuity in exchange for 100% of the stock in ContinuityX, Inc.  The stockholders who are designees of Highland, who are designated in the chart below, have agreed to cancel 1,500,000 shares of these shares.  Please note that the shares listed below do not reflect the forward stock split by the Company of December 28, 2011 or the Stock Dividend issued by the Company on January 27, 2012.  A list of the Continuity stockholders and the stock received are listed below:

NAME OF INVESTOR	TOTAL SHARES
David Godwin	2,040,000
Anthony G. Roth	1,440,000
Gary Elliston	1,320,000
Andrew Rubin	312,500*
Lisa Diaz	312,500*
Linda Rubin	312,500*
Robert M. Rubin	312,500*
Breckenridge Associate, Inc.	570,000*
Beverly Pomerantz	340,000*
Elizabeth Rosenfeld	340,000*
The number of Shares listed does not reflect the subsequent forward stock split and stock dividend by the Company.

* Subsequently cancelled 60% of shares received (as stated in table) pursuant to the Acquisition Agreement

ITEM 5.01. CHANGES IN CONTROL OF REGISTRANT

Pursuant to the Acquisition Agreement described in Item 2.01, on November 8, 2011 control of the Company has been transferred from Continuity to the stockholders of Continuity.

 ITEM 5.02 DEPARTURE OF DIRECTORS AND CERTAIN OFFICERS

As disclosed in Item 2.01 of this Form 8-K, on November 1, 2011, Eileen Russell, President, CEO, Treasurer and a Director, appointed David Godwin and Anthony Roth as Directors of the Company.  Ms. Russell then resigned as Director and from all of her positions as an officer and director of the Company.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Financial Statements

We have included the ContinuityX, Inc. audited financial statement as of June 30, 2011and unaudited financial statements for the three months ended September 30, 2011.  We have also included pro forma consolidated financial statements for the three months ended September 30, 2011.

Exhibits
Exhibit 2	Acquisition Agreement, dated November 8, 2011, between the Stockholders of ContinuityX, Inc. and EDUtoons*
Exhibit 3.1	Articles of Incorporation**
Exhibit 3.2	Bylaws**
Exhibit 10.1	Loan Agreements (2), between ContinuityX, Inc. and Anthony Roth*
Exhibit 10.2	Loan Agreements (2), between ContinuityX, Inc. and David Godwin*
Exhibit 10.3	Loan Agreements (5), between ContinuityX, Inc. and Gary Elliston*
Exhibit 10.4	Consulting Agreement, dated July 5, 2011, between ContinuityX, Inc. and Highland Global Partners, Inc.*
Exhibit 10.5	Master Factoring Agreement, dated September 6, 2011, between ContinuityX, Inc. and Forest Capital, LLC.*
Exhibit 10.6	Deposit Account Control Agreement dated September 6, 2011 by and among ContinuityX, Forest Capital LLC, and JP Morgan Chase.*
Exhibit 10.7	Employment Agreement effective April 1, 2011 by and between David Godwin and ContinuityX, Inc.*
Exhibit 10.8	Employment Agreement effective April 1, 2011 by and between Anthony Roth and ContinuityX, Inc.*
Exhibit 14	Code of Ethics*

  *  Previously filed as exhibits to the Form 8-K/A filed by the Company on November 23, 2011
**  Previously filed as exhibits to the Registration Statement on Form S-1 filed by the Company on August 6, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ContinuityX Solutions, Inc. (Registrant)

Dated: July 3, 2012	By:	/s/ David Godwin
David Godwin
Title: President

INDEX TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Continuity X, Inc.

We have audited the accompanying balance sheet of Continuity X, Inc. as of June 30, 2011, and the related statements of operations, changes in shareholders' equity, and cash flows for the period from inception (March 25, 2011) through June 30, 2011. Continuity X, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Continuity X, Inc. as of June 30, 2011, and the results of its operations and its cash flows for the period from inception (March 25, 2011) through June 30, 2011 in conformity with accounting principles generally accepted in the United States of America.

/s/ EFP Rotenberg, LLP

EFP Rotenberg, LLP
Rochester, New York
November 14, 2011

CONTINUITY X, INC.
BALANCE SHEET
June 30, 2011

ASSETS

CURRENT ASSETS
Cash	$149,784
Accounts receivable	537,879
Deposits	46,000
Total Current Assets	733,663

OTHER ASSETS
Security deposits	240,000
Total Other Assets	240,000

TOTAL ASSETS	$973,663

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$140,849
Accrued payroll	208,146
Accrued interest - related party	17,190
Short-term notes payable	108,750
Short-term notes payable - related party	424,750
Income taxes payable	11,325
Total Current Liabilities	911,010

TOTAL LIABILITIES	911,010

SHAREHOLDERS' EQUITY
Common stock - $.10 par value, 100,000 shares authorized,
100,000 shares issued and outstanding	10,000
Retained Earnings	52,653
Total Shareholders' Equity	62,653

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$973,663

CONTINUITY X, INC.
STATEMENT OF OPERATIONS
For the period of inception (March 25, 2011) through June 30, 2011

SERVICES	$1,115,176

COST OF SERVICES	171,198

GROSS PROFIT	943,978

OPERATING EXPENSES
Salaries	260,975
Commissions	326,886
Payroll taxes	56,040
Rent	5,184
Advertising and promotion	9,521
Automobile	4,559
Computer and internet	13,237
Insurance	30,310
Meals and entertainment	2,377
Office supplies	10,502
Outside services	39,594
Postage and shipping	3,295
Telephone	2,420
Travel	45,257
Other	937
TOTAL OPERATING EXPENSES	811,094

INCOME FROM OPERATIONS	132,884

OTHER INCOME (EXPENSES)
Interest income	24
Interest expense	(68,930)
TOTAL OTHER INCOME (EXPENSES)	(68,906)

INCOME BEFORE INCOME TAXES	63,978

PROVISION FOR INCOME TAXES
Federal	10,500
State	825
TOTAL PROVISION FOR INCOME TAXES	11,325

Net Income	$52,653

Earnings per share	$6.45
Weighted average shares	8,163

CONTINUITY X, INC.
STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
For the period of inception (March 25, 2011) through June 30, 2011

			Total
	Capital	Retained	Shareholders'
	Stock	Earnings	Equity

Balance at March 25, 2011	$-	$-	$-

Issuance of stock	10,000	-	10,000

Net Income	-	52,653	52,653

Balance at June 30, 2011	$10,000	$52,653	$62,653

CONTINUITY X, INC.
STATEMENT OF CASH FLOWS
For the period of inception (March 25, 2011) through June 30, 2011

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$52,653
Adjustments to reconcile net income to net
cash used by operating activities:
Common stock issued for services	750
Changes in assets and liabilities
Increase in accounts receivable	(537,879)
Increase in deposits	(46,000)
Increase in accounts payable	196,849
Increase in accrued payroll	292,396
Increase in accrued interest - related party	17,190
Increase in income taxes payable	11,325
NET CASH USED BY OPERATING ACTIVITIES	(12,716)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds on related party notes payable	211,000
Proceeds from issuance of stock	2,000
Payments on related party notes payable	(43,000)
Payments on notes payable	(7,500)
NET CASH PROVIDED BY FINANCING ACTIVITIES	162,500

NET INCREASE IN CASH	149,784
CASH - March 25	-
June 30	$149,784

SUPPLEMENTAL CASH FLOW DISCLOSURES
Cash paid during the year:
Interest	$3,240
Taxes	-

SUPPLEMENTAL NONCASH INVESTING AND FINANCING ACTIVITIES
Issuance of common stock to reduce commission payable	$7,250
Issuance of notes payable to reduce commission payable	77,000
Issuance of notes payable due to transfer of security deposits	240,000
Issuance of notes payable to reduce accounts payable	56,000

Note 1 - BUSINESS

Continuity X, Inc. (the “Company”), incorporated under the laws of the State of Delaware on March 25, 2011, with offices located in three cities: Santa Barbara, California; Marlborough, Massachusetts; and Metamora, Illinois.

As a newly formed business in 2011, the Company has managed a collaboration of seasoned technical sales, marketing and operations experts, combined with certified engineers and technology programmers and IT specialists for its strategic channel partners.  By providing consultation and expertise in the discovery, acquisition, implementation and management of network, disaster recovery, voice and voice-over internet protocol (voIP), project design – management – monitoring (virtual – hosted/managed – network), the Company affords clients the ability to have one-stop service at a fair price with responsive and efficient solutions.

The Company provides the management process and consulting for solving problems related to business continuity, disaster relief, virtual – cloud hosting, managed equipment and storage, monitoring, voIP and voice needs.   The Company cooperatively markets its services and expertise alongside its strategic channel partners.

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The financial statements have been prepared on the accrual basis of accounting.  The significant accounting policies are described below to enhance the usefulness of the financial statements to the reader.

Fiscal Year

The Company’s fiscal year is from July 1 through June 30.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly-liquid financial instruments with a maturity of three months or less to be cash equivalents.  The Company maintains cash and cash equivalents at financial institutions which periodically may exceed federally insured amounts.

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Property and Equipment

Property and equipment are stated at cost. It is management's policy to capitalize certain purchases and donations with a useful life greater than one year and a value greater than $2,000.

Furniture and equipment	5 - 7 years
Computer equipment and software	3 - 5 years
Leasehold improvements	5 - 15 years

No property and equipment was acquired as of June 30, 2011.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are uncollateralized customer obligations due under normal trade terms requiring payment within 30 days from the invoice date.  Unpaid accounts receivable with invoice dates over 30 days old bear interest at 5% per month. Due to the uncertainty regarding collection, delinquency fees are recognized as income when received.  Accounts receivable are stated at the amounts billed to the customer plus any accrued and unpaid interest.

Payments of accounts receivable are allocated to the specific invoices identified on the customers remittance advice or, if unspecified, are applied to the earliest unpaid invoices.

Trade accounts receivable are stated at the amount management expects to collect from outstanding balances. The carrying amounts of accounts receivable are reduced by an allowance for doubtful accounts that reflects management's best estimate of the amounts that will not be collected. Management individually reviews all accounts receivable balances that exceed 90 days from invoice date and based on an assessment of current creditworthiness, estimates the portion, if any, of the balance that will not be collected. Management provides for probable uncollectible amounts through a charge to earnings and a credit to the allowance for doubtful accounts based on its assessment of the current status of individual accounts. Balances still outstanding after management has used reasonable collection efforts are written off through a charge to the allowance for doubtful accounts and a credit to trade accounts receivable. Changes in the allowance for doubtful accounts have not been material to the financial statements

There was no bad debt expense and no allowance for doubtful accounts has been recorded as of June 30, 2011.

Security deposits

The Company assumed a security deposit on systems and monthly recurring services from a customer by issuing three notes totaling $240,000, of which $150,000 was provided from related parties.  The deposit secures space on the customer’s network which is necessary for the Company’s operations.

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition

The Company recognizes revenue when it is realized or realizable and earned.  The Company's current revenue generating activities primarily involve commission earnings from coordinating network and telecom needs of third parties resulting in services which are then provided by  the Company's primary customer.

The Company submits a contract with a third party to its customer for services that the customer will provide.     The orders are accepted into the customer's process which is guaranteed upon the customer's Systems Engineer provisional acceptance.  The orders are accepted once the pricing schedule order is signed, site and services are selected and the customer's creditworthiness is approved.  The Company's invoice is generated based on the Master Solutions Provider Agreement base compensation rate and revenue is recognized.

The customer may not claw back - unreasonably withhold - or transfer these orders and must pay the Company per agreement in 30 days.  These are one-time incentive compensation fees and only occur with new site orders accepted.

The Company and the customer maintain the right to cancel a portion or the entire order if it notifies the customer prior to "turn-on" of services.  If canceled, the Company may implement incremental add-on sites on subsequent orders.

Advertising

The Company expenses advertising costs as they are incurred.

Income Taxes

The Company files income tax returns in the U.S. federal and California jurisdictions.

Income taxes provide for the tax effects of transactions reported in the financial statements.  The provision for income taxes consists of taxes currently due and, if material, deferred taxes resulting from differences in the accounting methods used for financial reporting purposes and those used for income tax reporting.  There are no material deferred tax items for the period ended June 30, 2011.

The Company follows the provisions of uncertain tax positions as addressed in FASB Accounting Standards Codification 740-10-65-1. The Company recognized no liability for unrecognized tax benefits. The Company has no tax position at June 30, 2011, for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility. The Company recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. No such interest or penalties were recognized during the period presented. The Company had no accruals for interest and penalties at June 30, 2011.

Note 3 - OPERATING LEASES

The Company leases office space in Santa Barbara, California.  The term of the lease is through November 30, 2011, and calls for monthly rent of $550.  The lease will continue after the stated term on a month to month basis.

The Company leases office space in Marlborough, Massachusetts.  The term of the lease is through September 30, 2012, and calls for monthly rent of $778 through September 30, 2011, and monthly rent of $840 thereafter.

Total rent expense for the period was $5,184.

Minimum future lease payments on operating leases for the period after June 30, 2011, are as follows:

2011	$7,604
2012	7,560

Total Minimum Future Lease Payments	$15,164

Note 4 - SIGNIFICANT CUSTOMERS AND CREDIT RISK

All of the income for the period was derived from one customer, and all of the accounts receivable as of June 30, 2011, is comprised of one customer.

Note 5 – SHORT-TERM NOTES PAYABLE

The Company entered into a $116,250 non-interest bearing note payable to be paid by September 30, 2011.  The note is secured by the Company’s security deposit and can be repaid at any time.  The Company had an outstanding principal balance of $108,750 as of June 30, 2011.

Related party notes payable

During the period, $77,000 of commissions payable to the President of the Company were converted into two notes payable.  The notes bear 6% simple interest to be paid by January 15, 2012.  The notes were secured by the assets and receivables held by the Company that may be subject to subordination by third-party financiers and could be repaid at any time.  The Company had an outstanding principal balance of $77,000 on the note and has accrued $386 in interest as of June 30, 2011.

During the period, the CFO of the Company advanced the Company $133,750 in the form of two notes bearing a weighted average simple interest rate of 13.7% with  various maturity dates ranging from June 30, 2011 to September 30, 2011.  The notes were secured by the assets and receivables held by the Company that may be subject to subordination by third-party financiers and could be repaid at any time.  A total of $18,000 was repaid as of June 30, 2011.  The Company had an outstanding principal balance of $115,750 on the note and has accrued $1,910 in interest as of June 30, 2011.

Note 5 – SHORT-TERM NOTES PAYABLE (continued)

During the period, a stockholder of the Company, advanced the Company $257,000 in the form of three notes bearing a weighted average simple interest rate of 16.4% with and various maturity dates ranging from June 30, 2011 to September 30, 2011.  The notes were secured by the assets and receivables held by the Company that may be subject to subordination by third-party financiers and could be repaid at any time.  A total of $25,000 was repaid as of June 30, 2011.  The Company had an outstanding principal balance of $232,000 on the note and has accrued $14,894 in interest as of June 30, 2011.

Note 6 – SUBSEQUENT EVENTS

Subsequent to June 30, 2011, the Company entered into a lease for office space in Metamora, Illinois.  The term of the lease is through July 31, 2016, and calls for monthly rent of $1,200.

Subsequent to June 30, 2011, the Company has extended the maturity dates of all short-term notes payable to November 30, 2011.  No principal payments have been made subsequent to June 30, 2011.

On September 1, 2011, the Company amended the articles of incorporation to correct the par value of common stock to $.10 per share.  The change to the par value has been retroactively applied in the June 30, 2011 financial statements.

Subsequent to June 30, 2011, the Company entered into a factoring agreement for $500,000 of receivables to be payable immediately at 70%.  Upon collections by the Factor, the Company is remitted the balance, less applicable discount fees and 5% of the remaining uncollected assigned accounts to be used to establish and maintain a “contingency account”.  Fees per the agreement start at 1.30% for collections within 30 days, increasing by 0.65% every 15 days.  The factored receivables are secured by the assets and receivables of the Company and are with recourse if the assigned account becomes the subject of a dispute, there exists any breach of representation under the agreement or an assigned account is not paid within 90 days of its invoice.

Subsequent to June 30, 2011, the Company entered into a Consulting Agreement, dated July 5, 2011, with a third party to provide consulting services during a 12 month term.  The agreement provides that such party shall receive 34.25% of the issued and outstanding shares of the Company based upon the Company’s then capitalization. To provide for the issuance of said shares, the company will repurchase 34,250 shares from the existing shareholders for $0.10 per share and issue 34,250 shares to the consultant and/or its designees.

Subsequent to June 30, 2011, the Company entered into a Stock Purchase Agreement with EDUToons, Inc. (EDUToons), dated October 27, 2011, which closed on November 1, 2011.  Pursuant to the agreement, the Company acquired 3,250,000 shares of EDUToons common stock for $25,000.  On November 8, 2011, the Company and EDUToons entered into an Acquisition Agreement whereby EDUToons acquired 100% of the issued and outstanding common shares of the Company for 7,300,000 shares of EDUToons common stock.  EDUToons will then file a Certificate of Amendment to its Certificate of Incorporation to change its name to Continuity X Solutions, Inc., increase the number of authorized shares from 10,000,000 to a number determined by the Board of Directors and approval by stockholders, implementing a forward stock split by a number to be determined by the Board of Directors and approval by stockholders.

The effect of the Acquisition Agreement is such that effectively a reorganization of the entities has occurred for accounting purposes and is deemed to be a reverse acquisition. Subsequent to the Closing pursuant to the Acquisition Agreement, the Company and its stockholders have effective control of EDUtoons, even though EDUtoons has acquired the Company. For accounting purposes, the Company will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction will be treated as a recapitalization of EDUtoons, i.e., a capital transaction involving the issuance of shares by EDUtoons for the shares of the Company. Accordingly, the combined assets, liabilities and results of operations of the Company will become the historical financial statements of EDUtoons at the closing of the Acquisition Agreement, and EDUtoons’s assets, liabilities and results of operations have been consolidated with those of the Company commencing as of November 8, 2011, the date of the Closing. No step-up in basis or intangible assets or goodwill will be recorded in this transaction. As this transaction is being accounted for as a reverse acquisition, all direct costs of the transaction have been charged to additional paid-in capital. All professional fees and other costs associated with transaction have been charged to additional paid-in-capital.  The Company has determined to continue to utilize June 30 as the end of its fiscal year.

The Company has evaluated subsequent events through November 14, 2011, the date which the financial statements were issued.

CONTINUITY X, INC.
BALANCE SHEET
September 30 (unaudited) and June 30, 2011

ASSETS

	September 30 (unaudited)	June 30
CURRENT ASSETS
Cash	$374,824	$149,784
Accounts receivable	25,070	537,879
Factored accounts receivable	450,576	-
Deposits	-	46,000
Total Current Assets	850,470	733,663

OTHER ASSETS
Deferred tax asset	70,350	-
Security deposits	577,364	240,000
Total Other Assets	647,714	240,000

FIXED ASSETS
Property and equipment	868,478	-
Accumulated depreciation	(74)	-
Net Fixed Assets	868,404	-

TOTAL ASSETS	$2,366,588	$973,663

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable	$209,306	$140,849
Accrued payroll	283,183	208,146
Accrued interest - related party	37,630	17,190
Due to factor	475,000	-
Capital lease payable – current portion	381,537	-
Short-term notes payable	24,250	108,750
Short-term notes payable - related party	515,945	424,750
Income taxes payable	12,150	11,325
Total Current Liabilities	1,939,000	911,010

OTHER LIABILITIES
Capital lease payable – net of current portion	474,990	-

TOTAL LIABILITIES	2,413,990	911,010

SHAREHOLDERS' EQUITY (DEFICIT)
Common stock - $.10 par value, 100,000 shares authorized,
100,000 shares issued and outstanding	10,000	10,000
Retained Earnings	(57,402)	52,653
Total Shareholders' Equity	(47,402)	62,653

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)	$2,366,588	$973,663

CONTINUITY X, INC.
STATEMENT OF OPERATIONS
For the three months ending September 30, 2011 (unaudited)

SERVICES	$1,018,566

COST OF SERVICES	212,816

GROSS PROFIT	805,750

OPERATING EXPENSES
Salaries	230,555
Commissions	333,670
Payroll taxes	15,563
Rent	6,534
Advertising and promotion	67,389
Automobile	7,707
Bank charges	6,021
Charitable contributions	4,250
Computer and internet	38,854
Depreciation	74
Dues and subscriptions	2,032
Insurance	15,869
Meals and entertainment	3,770
Office supplies	31,862
Outside services	130,749
Postage and shipping	1,490
Repairs and maintenance	1,616
Telephone	2,733
Travel	52,534
Utilities	2,713
Other	7,827
TOTAL OPERATING EXPENSES	963,812

LOSS FROM OPERATIONS	(158,062)

OTHER INCOME (EXPENSES)
Interest income	73
Interest expense	(21,591)
TOTAL OTHER INCOME (EXPENSES)	(21,518)

LOSS BEFORE INCOME TAXES	(179,580)

PROVISION FOR INCOME TAXES
State	825
Deferred taxes	(70,350)
TOTAL PROVISION FOR INCOME TAXES	(69,525)

Net Loss	$(110,055)

Loss per share	$(1.10)
Weighted average shares	100,000

CONTINUITY X, INC.
STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
For the three months ending September 30, 2011 (unaudited)

				Total
	Capital	Treasury	Accumulated	Shareholders'
	Stock	Stock	Deficit	Equity (Deficit)

Balance at June 30, 2011	$10,000	$-	$52,653	$62,653

Repurchase of Stock	-	(3,425)		(3,425)

Issuance of stock	-	3,425	-	10,000

Net Loss	-		(110,055)	(110,055)

Balance at September 30, 2011 (unaudited)	$10,000	-	$(57,402)	$(47,402)

CONTINUITY X, INC.
STATEMENT OF CASH FLOWS
For the three months ending September 30, 2011 (unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(110,055)
Adjustments to reconcile net income to net
cash used by operating activities:
Depreciation	74
Changes in assets and liabilities
Decrease in accounts receivable	512,809
Increase in factored accounts receivable	(450,576)
Decrease in deposits	46,000
Increase in deferred tax asset	(70,350)
Increase in security deposits	(337,364)
Increase in accounts payable	68,457
Increase in accrued payroll	125,037
Increase in accrued interest - related party	20,440
Increase in income taxes payable	825
NET CASH USED BY OPERATING ACTIVITIES	(194,704)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(11,951)
NET CASH USED BY INVESTING ACTIVITIES	(11,951)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from factor	475,000
Proceeds on related party notes payable	55,000
Payments on related party notes payable	(13,805)
Payments on notes payable	(84,500)
NET CASH PROVIDED BY FINANCING ACTIVITIES	431,695

NET INCREASE IN CASH	225,040
CASH – June 30	149,784
September 30	$374,824

SUPPLEMENTAL CASH FLOW DISCLOSURES
Cash paid during the year:
Interest	$1,151
Taxes	-

SUPPLEMENTAL NONCASH INVESTING AND FINANCING ACTIVITIES
Issuance of notes payable to reduce commission payable	$50,000
Equipment acquired under capital lease	856,527

CONTINUITY X, INC.
NOTES TO FINANCIAL STATEMENTS

Note 1 – BUSINESS

Continuity X, Inc. (the “Company”), incorporated under the laws of the State of Delaware on March 25, 2011, provides client solutions that ensure efficient business continuity and disaster relief through experienced planning, implementation, and management with offices located in two cities: Marlborough, Massachusetts and Metamora, Illinois. The Company offers an approach for medium to large scale enterprise businesses to address immediate needs without losing sight of their long term objective.

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Interim Reporting

The accompanying unaudited financial statements include all adjustments of a normal and recurring nature which, in the opinion of Company’s management, are necessary to present fairly the Company’s financial position as of September 30, 2011 and the results of its operations and cash flows for the three months ended September 30, 2011. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to the rules and regulations of the Securities and Exchange Commission. These condensed financial statements should be read in conjunction with the financial statements and related notes contained in the Company’s annual financial statements for the period from March 25, 2011 through June 30, 2011. These financial statements are included in Form 8-K filed with the Securities and Exchange Commission on November 15, 2011 by EDUtoons, Inc.

Basis of Accounting

The financial statements have been prepared on the accrual basis of accounting. The significant accounting policies are described below to enhance the usefulness of the financial statements to the reader.

Fiscal Year

The Company’s fiscal year ends on June 30.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CONTINUITY X, INC.
NOTES TO FINANCIAL STATEMENTS

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Cash and Cash Equivalents

The Company considers all highly-liquid financial instruments with a maturity of three months or less to be cash equivalents. The Company maintains cash and cash equivalents at financial institutions which periodically may exceed federally insured amounts.

Property and Equipment

Property and equipment are stated at cost. It is management's policy to capitalize certain purchases and donations with a useful life greater than one year and a value greater than $2,000.

Furniture and equipment 5 - 7 years
Computer equipment and software 3 - 5 years
Leasehold improvements 5 - 15 years

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are uncollateralized customer obligations due under normal trade terms requiring payment within 30 - 60 days from the invoice date. Unpaid accounts receivable with invoice dates over 60 days old bear interest at 5% per month. Due to the uncertainty regarding collection, delinquency fees are recognized as income when received. Accounts receivable are stated at the amounts billed to the customer plus any accrued and unpaid interest.

Payments of accounts receivable are allocated to the specific invoices identified on the customers remittance advice or, if unspecified, are applied to the earliest unpaid invoices.

Trade accounts receivable are stated at the amount management expects to collect from outstanding balances. The carrying amounts of accounts receivable are reduced by an allowance for doubtful accounts that reflects management's best estimate of the amounts that will not be collected. Management individually reviews all accounts receivable balances that exceed 90 days from invoice date and based on an assessment of current creditworthiness, estimates the portion, if any, of the balance that will not be collected.

Management provides for probable uncollectible amounts through a charge to earnings and a credit to the allowance for doubtful accounts based on its assessment of the current status of individual accounts. Balances still outstanding after management has used reasonable collection efforts are written off through a charge to the allowance for doubtful accounts and a credit to trade accounts receivable. Changes in the allowance for doubtful accounts have not been material to the financial statements No bad debt expense and no allowance for doubtful accounts has been recorded as of September 30, 2011.

CONTINUITY X, INC.
NOTES TO FINANCIAL STATEMENTS

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Factored Accounts Receivable

The Company accounted for the sale of accounts receivable under the Forest Capital Master Factoring Agreement as a secured borrowing with a pledge of the subject receivables as collateral, in accordance with FASB ASC 860, the authoritative guidance for accounting for transfers and servicing of financial assets. The caption “Factored accounts receivable” on the accompanying balance sheet in the amount of $450,576 as of September 30, 2011 represents the gross accounts receivable that were designated as “sold” to Forest Capital (the “Factor”).

The factoring agreement is for $500,000 of receivables to be payable immediately at 70%. Upon collections by the Factor, the Company is remitted the balance, less applicable discount fees and 5% of the remaining uncollected assigned accounts to be used to establish and maintain a “contingency account”. Fees per the agreement start at 1.30% for collections within 30 days, increasing by 0.65% every 15 days. The factored receivables are secured by the assets and receivables of the Company and are with recourse if the assigned account becomes the subject of a dispute, there exists any breach of representation under the agreement or an assigned account is not paid within 90 days of its invoice.

Security deposits

The Company assumed a security deposit on systems and monthly recurring services from a customer. The deposit secures space on the customer’s network which is necessary for the Company’s operations.

Revenue recognition

The Company recognizes revenue when it is realized or realizable and earned. The Company’s current revenue generating activities primarily involve compensation earnings from coordinating network and telecommunication needs with third parties, maintaining a customer service relationship with those parties on behalf of the Company’s customers.

Depending on the nature of the customer contract the timing of the Company’s revenue recognition occurs in two ways:

Type 1

The Company submits a contract with a third party to its customer for services that the customer will provide (typically over a 36-month period). The customer completes its review of the submitted contract and accepts the submitted contract by publishing an order number and releasing the contract for provisioning. The amount is determined based on the agreed upon total contract value multiplied by the established compensation rates and revenue is recognized. These sales result in a one-time incentive compensation fee.

In these lump-sum compensation arrangements, the customer may not claw back – unreasonably withhold – or transfer these orders and must pay the Company per agreement within 30-60 days depending on the type and timing of the contract.

CONTINUITY X, INC.
NOTES TO FINANCIAL STATEMENTS

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue recognition (continued)

Type 2

The Company submits a contract with a third party to its customer for services that the customer will provide (typically over a 36-month period). The customer completes setup and installation services with the third party. The third party will provide acceptance to the customer at which point the Company is also granted acceptance from its customer. The amount is based on the customer’s monthly billing to the third party times an established compensation rate. These sales result in monthly recognition of the compensation fee.

Advertising

The Company expenses advertising costs as they are incurred.

Income Taxes

The Company files income tax returns in the U.S. federal and California jurisdictions. Income taxes provide for the tax effects of transactions reported in the financial statements. The provision for income taxes consists of taxes currently due and, if material, deferred taxes resulting from differences in the accounting methods used for financial reporting purposes and those used for income tax reporting. There are no material deferred tax items for the period ended September 30, 2011.

The Company follows the provisions of uncertain tax positions as addressed in FASB Accounting Standards Codification 740-10-65-1. The Company recognized no liability for unrecognized tax benefits. The Company has no tax position at September 30, 2011, for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility. The Company recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. No such interest or penalties were recognized during the period presented. The Company had no accruals for interest and penalties at September 30, 2011.

Recent Accounting Pronouncements

Transfers and Servicing

In April 2011, the FASB issued ASU No. 2011-03 “Transfers and Servicing (Topic 860) - Reconsideration of Effective Control for Repurchase Agreement.” ASU 2011-03 removes from the assessment of effective control the criterion relating to the transferor’s ability to repurchase or redeem financial assets on substantially the agreed terms, even in the event of default by the transferee. The other criteria to assess effective control were not changed. ASU 2011-03 is effective for the first interim or annual period beginning on or after December 15, 2011. The guidance should be applied prospectively to transactions or modifications of existing transactions that occur on or after the effective date. Early adoption is not permitted. The amendments are effective for the Company beginning January 1, 2012, but are not expected to have a material effect on the financial statements.

CONTINUITY X, INC.
NOTES TO FINANCIAL STATEMENTS

Note 3 - OPERATING LEASES

The Company leases office space in Santa Barbara, California. The term of the lease is through November 30, 2011, and calls for monthly rent of $550. The lease has been terminated as of November 30, 2011.

The Company leases office space in Marlborough, Massachusetts. The term of the lease is through September 30, 2012, and calls for monthly rent of $778 through September 30, 2011, and monthly rent of $840 thereafter.

In September, the Company entered into a lease for office space in Metamora, Illinois. The term of the lease is through July 31, 2016, and calls for monthly rent of $1,200. Total rent expense for the period was $6,534.

Minimum future lease payments on operating leases for the fiscal years ending after September 30, 2011, are as follows:

2012	$19,460
2013	16,920
2014	14,400
2015	14,400
2016	14,400
Thereafter	1,200
Total Minimum Future Lease Payments	$80,780

Note 4 - CAPITAL LEASE

The Company leases data sales equipment under a capital lease. The economic substance of the lease is that the Company is financing the acquisition of the assets through the lease, and, accordingly, it is recorded in the Company’s assets in the amount of $856,527. The following is a schedule by years of future minimum payments required under the lease together with their present value for the years ending June 30:

2012	$473,473
2013	391,668
2014	130,556
Total minimum lease payments	995,697
Less amount representing interest	(139,170)
Present value of minimum lease payments	$856,527

The assets held under capital lease have not been placed in service as of September 30, 2011. As a result, there has been no amortization recorded on those assets for the three months ended September 30, 2011.

CONTINUITY X, INC.
NOTES TO FINANCIAL STATEMENTS

Note 5 - SIGNIFICANT CUSTOMERS AND CREDIT RISK

Income for the period was derived from two customers, with 98% from one customer, and accounts receivable and factored accounts receivable were derived from two customers, as of September 30, 2011, with 95% comprised of one customer.

Note 6 – SHORT-TERM NOTES PAYABLE

The Company entered into a $116,250 non-interest bearing note payable to be paid by November 30, 2011. The note is secured by the Company’s security deposit and can be repaid at any time. The Company had an outstanding principal balance of $24,250 as of September 30, 2011.

The Company entered into a factoring agreement for $500,000 of receivables to be payable immediately at 70%. Upon collections by the Factor, the Company is remitted the balance, less applicable discount fees and 5% of the remaining uncollected assigned accounts to be used to establish and maintain a “contingency account”. Fees per the agreement start at 1.30% for collections within 30 days, increasing by 0.65% every 15 days. The factored receivables are secured by the assets and receivables of the Company and are with recourse if the assigned account becomes the subject of a dispute, there exists any breach of representation under the agreement or an assigned account is not paid within 90 days of its invoice. The Company had an outstanding principal balance of $475,000 as of September 30, 2011.

Related party notes payable

During the period, $50,000 of commissions payable to the CEO of the Company was converted into a note payable. Outstanding notes due to the CEO bear 6% simple interest to be paid by January 15, 2012. The notes were secured by the assets and receivables held by the Company that may be subject to subordination by third-party financiers and could be repaid at any time. The Company had an outstanding principal balance of $127,000 on the notes and has accrued $1,553 in interest as of September 30,
2011.

Outstanding notes due to the CFO of the Company bear a weighted average simple interest rate of 13.7% with various maturity dates ranging from September 30, 2011 to November 30, 2011. The notes were secured by the assets and receivables held by the Company that may be subject to subordination by third-party financiers and could be repaid at any time. A total of $31,804 was repaid as of September 30, 2011. The Company had an outstanding principal balance of $101,945 on the note and has accrued $4,771 in interest as of September 30, 2011.

During the period, a stockholder of the Company advanced the Company $55,000. Outstanding notes due to the stockholder bear a weighted average simple interest rate of 16.4% with and various maturity dates ranging from September 30, 2011 to November 30, 2011. The notes were secured by the assets and receivables held by the Company that may be subject to subordination by third-party financiers and could be repaid at any time. A total of $25,000 has been repaid as of September 30, 2011. The Company had an outstanding principal balance of $287,000 on the note and has accrued $31,306 in interest as of September 30, 2011.

CONTINUITY X, INC.
NOTES TO FINANCIAL STATEMENTS

Note 7 – EQUITY TRANSACTIONS

The Company entered into a Consulting Agreement, dated July 5, 2011, with a third party to provide consulting services during a 12 month term. The agreement provides that such party shall receive 34.25% of the issued and outstanding shares of the Company based upon the Company’s then capitalization. To provide for the issuance of said shares, the Company will repurchase 34,250 shares from the existing shareholders for $0.10 per share and issue 34,250 shares to the consultant and/or its designees.

Note 8 – SUBSEQUENT EVENTS

Subsequent to September 30, 2011, the Company entered into a Stock Purchase Agreement with EDUToons, Inc. (EDUToons), dated October 27, 2011, which closed on November 1, 2011. Pursuant to the agreement, the Company acquired 3,250,000 shares of EDUToons common stock for $25,000. On November 8, 2011, the Company and EDUToons entered into an Acquisition Agreement whereby EDUToons acquired 100% of the issued and outstanding common shares of the Company for 7,300,000 shares of EDUToons common stock. EDUToons will then file a Certificate of Amendment to its Certificate of Incorporation to change its name to Continuity X Solutions, Inc., increase the number of authorized shares from 10,000,000 to a number determined by the Board of Directors and approval by stockholders, implementing a forward stock split by a number to be determined by the Board of Directors and approval by stockholders.

The effect of the Acquisition Agreement is such that effectively a reorganization of the entities has occurred for accounting purposes and is deemed to be a reverse acquisition. Subsequent to the Closing pursuant to the Acquisition Agreement, the Company and its stockholders have effective control of EDUtoons, even though EDUtoons has acquired the Company. For accounting purposes, the Company will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction will be treated as a recapitalization of EDUtoons, i.e., a capital transaction involving the issuance of shares by EDUtoons for the shares of the Company. Accordingly, the combined assets, liabilities and results of operations of the Company will become the historical financial statements of EDUtoons at the closing of the Acquisition Agreement, and EDUtoons’s assets, liabilities and results of operations have been consolidated with those of the Company commencing as of November 8, 2011, the date of the Closing. No step-up in basis or intangible assets or goodwill will be recorded in this transaction. As this transaction is being accounted for as a reverse acquisition, all direct costs of the transaction have been charged to additional paid-in capital. All professional fees and other costs associated with transaction have been charged to additional paid-incapital.

The Company has determined to continue to utilize June 30 as the end of its fiscal year.

On November 17, 2011, the Company amended the Master Factoring Agreement with Forest Capital to increase the aggregate principal amount of advances at any time to $1,000,000. In addition, the Company shall not repay any debt to any owners, shareholders, guarantors or directors without prior written consent from Forest Capital.

CONTINUITY X, INC.
NOTES TO FINANCIAL STATEMENTS

Note 8 – SUBSEQUENT EVENTS (continued)

On October 1, 2011, three notes to a stockholder of the Company were consolidated into a single note. The note bears a simple interest rate of 18%, with a maturity date of November 30, 2011. The note is secured by the assets and receivables held by the Company that may be subject to subordination by third-party financiers and could be repaid at any time.

The company has evaluated subsequent events through December 15, 2011, the date which the financial statements were available to be issued.

INTRODUCTION TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

On November 8, 2011, the Company consummated the acquisition (the “Acquisition”) of all of the shares (the “Shares”) of ContinuityX, Inc. (“Continuity”) from its shareholders under the Acquisition Agreement dated November 8, 2011 among the Company and shareholders of ContinuityX, Inc. a wholly owned subsidiary of the Company.  Each share of Continuity’s stock was exchanged for 73 shares for the Registrants stock.

As a result of the acquisition, security holders of Continuity received an aggregate 7,300,000 of the Company’s common stock. At the same time, the Company cancelled 3,250,000 shares of its common stock held by Continuity, as well as, 1,500,000 shares of stock from unrelated security holders..

The unaudited pro forma consolidated balance sheet of the Company as of September 30, 2011, is presented as if the acquisition occurred as of date of the Balance Sheet The unaudited pro forma consolidated statement of operations of the Company for the three months ended September 30, 2011 give effect to the acquisition and certain adjustments that are directly attributable to the acquisition as if the transactions occurred as of the earliest date of the period presented.

In the opinion of the Company and the management of Continuity, all adjustments and/or disclosures necessary for a fair presentation of the pro forma data have been made.  These pro forma consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or the financial position that would have been achieved had the Acquisition actually been consummated as of the dates indicated or of the results that may be obtained in the future.

These pro forma consolidated financial statements and notes thereto should be read in conjunction with the Company’s financial statements and the notes thereto as of and for the three months ended September 30, 2011.

(A)  BASIS OF PRESENTATION

The unaudited pro forma consolidated financial statements have been prepared to reflect stock recapitalization of the Company and Continuity.  These unaudited pro forma consolidated financial statements are based on the historical financial statements of the Company and Continuity.  The historical financial statements of the Company and Continuity have been prepared in conformity with the accounting principles generally accepted in the United States of America (U.S. GAAP).

Pro Forma Consolidated Balance Sheets

	Edutoons, Inc 9/30/2011 (unaudited)	Continuity X, Inc. 9/30/2011 (unaudited)	Pro Forma Adjustments as of closing date (unaudited)		Pro Forma Consolidated as of closing date (unaudited)
ASSETS

Current assets
Cash	$471	$374,824	$150,000	A
			(150,000)	B
			25,000	C
			(25,000)	D
			(82,500)	G	$292,795
Accounts Receivable	-	475,646			475,646
Deferred Registristation Cost	36,193	-			36,193
Deposits	-	-			-

Total current assets	36,664	850,470	(82,500)		804,634

Other assets
Deferred Tax Asset	-	70,350	-		70,350
Security Deposits	-	577,364	-		577,364

Total Other Assets	-	647,714	-		647,714

Fixed Assets – net	-	868,404	-		868,404

TOTAL ASSETS	$36,664	$2,366,588	$(82,500)		$2,320,752

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities

Accounts Payable	$22,264	$209,305	-		$231,569
Accrued Liabilities	-	320,813	-		320,813
Due to Factor	-	475,000	-		475,000
Capital Lease Payable	-	381,537	-		381,537
Notes Payable	-	540,195	-		540,195
Income Taxes Payable	-	12,150	-		12,150
Total current liabilities	22,264	1,939,000	-		$1,961,264

Long-term liabilities	-	474,990	-		474,990

Total liabilities	22,264	2,413,990	-		2,436,254

Shareholders’ equity

Preferred Stock	-	-	-		-

Common stock
EDUToons, Inc.	3,250	-	3,000	A
Authorized, 10,000,000; Issued and Outstanding			3,250	C
3,250,000 at June 30, 2011			(3,250)	E
			7,300	F
			(3,250)	G
			(1,500)	H	8,800

Continuity X Authorized, 10,000,000; Issued and Outstanding 3,250,000 at June 30, 2011	-	10,000	(10,000)	F	-

Additional paid in capital	49,250	-	147,000	A
			(150,000)	B
			21,750	C
			(25,000)	D
			3,250	E
			2,700	F
			(79,250)	G
			1,500	G	(28,800)
Deficit accumulated during development stage	(38,100)	(57,402)

					(95,502)
Total shareholders' equity	14,400	(47,402)	(82,500)		(115,502)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$36,664	$2,366,588	$(82,500)		$2,320,752

Notes to Pro forma Adjustments
A Issuance of 3,000,000 to shareholders for cash

B Distribution of Cash to Existing Edutoons Shareholders from Share Issuances

C Issuance of 3,250,000 shares to Continuity for cash

D Distribution of Cash to Existing Edutoons Shareholders from Share Issuances

E Cancellation of Shares By Pre-Acquisition Shareholders

F Shares issued to Existing Continuity Shareholders pursuant to Acquisition Agreement Pursuant to Exchange Ratio 73 shares of Edutoons for 1 share of Continuity

G Redemption of Continuity Shareholders for cash

H Cancellation of Shares By Existing Shareholders

Reconciliation of Common Stock Outstanding

Shares Outstanding June 30, 2011 - Pre Merger			3,250,000

Shares Issued Investors for Cash			3,000,000

Shares Issued to Continuity Investors for Cash			3,250,000

Cancellation of Shares by Pre-Acquisition Shareholders			(3,250,000)

Shares issued to Existing Continuity Sharholders pursuant to Acquisition Agreement Pursuant to Exchange Ratio			7,300,000

Cancellation of Continuity Shareholders			(3,250,000)

Cancellation of Shares By Existing Shareholders			(1,500,000)

Shares Outstanding November 8, 2011 - Post Merger			8,800,000

Pro Forma Consolidated Income Statements

	EDUtoons, Inc. for the year ended 6/30/2011	ContinuityX, Inc. for the period from Inception, March 25, 2011 through 6/30/2011	Pro Forma adjustments	Pro Forma Consolidated
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue	$-	$138,734	-	$138,734

Costs of Goods Sold	-	(334,910)	-	(334,910)

Gross Profit	-	(196,176)	-	(196,176)

Selling, general and administrative expense	(32,661)	(811,094)	-	(843,755)

Total expenses	(32,661)	(811,094)	-	(843,755)

Interest Income	-	39,005	-	39,005
Interest Expense	-	(59,936)	-	(59,936)
Income tax expense	(135)	(4,304)	-	(4,439)

Net loss	(32,796)	(1,032,505)	-	(1,065,301)

Unrealized Gains On Marketable Securities	-	542,573	-	542,573

Comprehensive loss	$-	$(489,932)	$-	$(522,728)

Basic and diluted net loss per share	$(0.01)	$(10)	$-	$(0.29)

Weighted average shares outstanding	3,021,233	100,000	-	3,735,356

Supplemental Footnote Disclosure to Pro forma Statements of Operations

In connection with the merger transaction on November 8, 2011, The company has incurred expenses in the amount of approximately $5,500. These expenses are a one time, non-recurring amount and accordingly are not included as a pro forma adjustment in the accompanying pro forma financial statements.

Pro Forma Consolidated Income Statements

	Edutoons, Inc for the three months ended 9/30/2011	Continuity X, Inc. for the three months ended 9/30/2011	Pro Forma adjustments	Pro Forma Consolidated
	(unaudited)	(unaudited)		(unaudited)
Revenue	$-	$1,018,566	-	$1,018,566

Costs of Goods Sold	-	(212,816)	-	(212,816)

Gross Profit	-	805,750	-	805,750

Selling, general and administrative expense	(1,354)	(963,812)	-	(965,166)

Total expenses	(1,354)	(963,812)	-	(965,166)

Interest Income	-	73	-	73
Interest Expense	-	(21,591)	-	(21,591)
Income tax expense	-	-	-	-
Net loss	(1,354)	(179,580)	-	(180,934)

Provision for Income Taxes	-	(69,525)	-	(69,525)

Net loss	$(1,354)	$(110,055)	$-	$(111,409)

Basic and diluted net loss per share	$(0.00)	$(1.10)	$-	$(0.01)

Weighted average shares outstanding	3,250,000	100,000	-	8,800,000

Supplemental Footnote Disclosure to Pro forma Statements of Operations

In connection with the reverse acquisition transaction on November 8, 2011, the Company has incurred expenses in the amount of approximately $4,500. These expenses are a one time, non-reccuring amount and accordingly are not included as a pro forma adjustment in the accompaning pro forma financial statements.